UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Quotient Technology Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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QUOT Transaction Analyst - Investor Courtesy Note

Dear NAME,

As you may have seen, this morning we announced that Quotient entered into an agreement to combine with Neptune Retail Solutions (“Neptune”), an omnichannel retail marketing company with a network of in-store and digital solutions, through Neptune’s all-cash acquisition of Quotient. Charlesbank Capital Partners, a private investment firm and current majority investor of Neptune, will be the majority investor of the combined business. The press release we issued to announce this can be found here.

This transaction, which has an aggregate equity value of approximately $430 million, follows the Board’s thorough review of the Company’s standalone growth prospects and opportunities to maximize value. We believe this transaction is the optimal path forward and will deliver compelling, immediate and certain value to our shareholders. Under the terms of the agreement, Quotient shareholders will receive $4.00 per share in cash. The per share purchase price represents a premium of approximately 36.0% to Quotient’s 30-day volume weighted average price as of the most recent market close on June 16, 2023.

The transaction is expected to close in the second half of 2023, subject to customary closing conditions, including approval by a majority of Quotient shareholders and regulatory review. Please let us know if you’d like to connect to discuss the transaction in greater detail.

Sincerely,

Matt

Additional Information and Where to Find It

In connection with the proposed transaction, Quotient intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). Promptly after filing its definitive proxy statement with the SEC, Quotient intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QUOTIENT FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the preliminary proxy statement with respect to the proposed transaction, the definitive proxy statement with respect to the proposed transaction, any amendments or supplements to the definitive proxy statement and other documents filed by Quotient with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.quotient.com or by contacting the Company’s Investor Relations Department at ir@quotient.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Company’s 2023 Annual Meeting, the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual events may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the ability of Quotient to obtain stockholder or regulatory approvals required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against Quotient, its directors and others related to the proposed transaction; difficulties integrating the Quotient business into the NRS business or other challenges to achieve the expected benefits of the transaction; and the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.